EXHIBIT 5.2

August 1, 2017
Flotek Industries, Inc.
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
Ladies and Gentlemen:
We have acted as special counsel in the State of Oklahoma (the “State”) to CESI manufacturing, LLC, an Oklahoma limited liability company (“CESI LLC”), and Flotek Chemistry, LLC, an Oklahoma limited liability company (“Chemistry”), previously in existence as CESI Chemical Inc., an Oklahoma corporation (“Chemical”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (the “Registration Statement”) of Flotek Industries, Inc., a Delaware corporation (the “Company”), the Oklahoma Guarantors and certain other guarantors, relating to the offer and sale from time to time by the selling securityholders named in the Registration Statement of such indeterminate number of shares of common stock and preferred stock of the Company, such indeterminate principal amount of debt securities and guarantees thereof, such indeterminate number of warrants to purchase common stock, preferred stock, debt securities or units, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $350,000,000. CESI LLC and Chemistry are referred to herein, collectively, as the “Oklahoma Guarantors”).
Documents Reviewed
In connection with this opinion, we have examined and are familiar with, originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	Registration Statement;

2.	Articles of Organization of Chemistry, dated December 17, 2015;

3.	Certificate of Conversion of Chemical, effective January 1, 2016;

4.	Articles of Organization of CESI LLC, dated September 3, 2008;

5.	Operating Agreement of each of the Oklahoma Guarantors;

6.	Resolutions of the Members of the Oklahoma Guarantors, as applicable, with respect to the issuance of the guarantees referred to in the Registration Statement (the “Oklahoma Guarantees”); and

7.	Certificates of Good Standing of the Secretary of State of Oklahoma, dated July 27, 2017, with respect to each Oklahoma Guarantor.
Principal Assumptions
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us

Flotek Industries, Inc.
August 1, 2017

as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due execution of all documents by the parties (other than the Oklahoma Guarantors) and the delivery of all documents by the parties thereto.
Opinion
Based upon and subject to the assumptions and further qualifications set forth below, we are of the opinion that:

1.	Each of the Oklahoma Guarantors is validly existing and in good standing under the laws of the State as a domestic limited liability company.

2.	Each of the Oklahoma Guarantors has the limited liability company power and authority under the laws of the State to execute and deliver the Oklahoma Guarantees.
Additional Assumptions, Qualifications and Exceptions

A.	We assume no responsibility for and, express no opinion with respect to, the accuracy or completeness of the statements in the Registration Statement.

B.
We are admitted to practice law only in the State and this opinion is limited to the laws of the State (statutory or otherwise), but not of any other jurisdiction other than the federal law of the United States. Furthermore, we express no opinion with respect to the “Blue Sky” laws and regulations of the State, or any local, county or municipal ordinances, rules or regulations.

C.	This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or the rules and regulations of the SEC thereunder with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
Very truly yours,

/s/ PHILLIPS MURRAH P.C.